AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24,
1994

                                        REGISTRATION NO. 33-


              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
            _______________________________________
                           FORM S-8
                     REGISTRATION STATEMENT
                            Under
                   The Securities Act of 1933
            _______________________________________
THE NEWHALL LAND AND FARMING COMPANY (A CALIFORNIA LIMITED
PARTNERSHIP)
     (Exact name of Registrant as specified in its charter)
            _______________________________________
          CALIFORNIA                           95-3931727
(State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)         Identification Number)
                         23823 VALENCIA BOULEVARD
                         VALENCIA, CALIFORNIA 91355
       (Address of principal executive offices) (zip code)
            ________________________________________

              THE NEWHALL LAND AND FARMING COMPANY
                   EMPLOYEE UNIT PURCHASE PLAN
                     (Full title of the plan)
           _________________________________________

                        Thomas L. Lee
             Chairman and Chief Executive Officer
                NEWHALL MANAGEMENT CORPORATION
       23823 Valencia Boulevard, Valencia, California 91355
             (Name and address of agent for service)
                         (805) 255-4000
  (Telephone number, including area code, of agent for service)

                           Copies to:

                       Barry W. Homer, Esq.
                      George D. Tuttle, Esq.
                    Brobeck, Phleger & Harrison
                 One Market Plaza, Spear Street Tower
                  San Francisco, California 94105
               _______________________________________

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                                      CALCULATION
OF REGISTRATION FEE

                                                      Proposed
    Proposed        Title of
Maximum          Maximum        Securities                 Amount
            Offering         Aggregate           Amount of
to be                      to be               Price
Offering            Registration        Registered <F1>
Registered <F2>     per Unit<F3>     Price <F3>          Fee

                            Depositary Units:

The Newhall Land and Farming      250,000             $14.38
    $3,595,000          $1,239.66 Company Employee Unit Purchase
Plan


<F1>  In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

<F2>  This Registration Statement also covers any additional
Depositary Units that are acquired under The Newhall Land and Farming Company Employee Unit Purchase Plan by reason of any Depositary Unit dividend, Depositary Unit split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Depositary Units.

<F3>   Calculated solely for purposes of this offering under Rule
457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per Depositary Unit of The Newhall Land and Farming Company on May 19, 1994, as reported by the New York Stock Exchange.


                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The Newhall Land and Farming Company (a California Limited Partnership)(the "Registrant") files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 (the "Registration Statement") to register 250,000 depositary units of the Registrant (the "Depositary Units") to be acquired from the Registrant or on the open market pursuant to The Newhall Land and Farming Company Employee Unit Purchase Plan (the "Plan").

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Registrant and the Plan hereby incorporate by reference into this Registration Statement the following documents previously filed with the Commission by the Registrant:

        (a) The Registrant's Annual Report on Form 10-K, File No.
01-08885, filed with the Commission on March 31, 1994;

        (b) The Registrant's Quarterly Report on Form 10-Q, File
No. 01-08885, filed with the Commission on May 11, 1994; and

        (c) The Registrant's Registration Statement on Form 8-A,
File No. 01-08885, filed with the Commission on November 18,
1986, which describes the terms, rights and provisions applicable to the Depositary Units.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Limited Partnership Agreement of the Registrant provides for indemnification by the Registrant of its general partners and their present or former partners, shareholders, directors and officers (collectively, the "Indemnitees") in certain circumstances. The limited partnership agreement of Newhall Management Limited Partnership, a California Limited Partnership ("NMLP") and the managing general partner of the Registrant, and the Articles of Incorporation and Bylaws of Newhall Management Corporation, a California Corporation ("NMC") and the managing general partner of NMLP, provide for similar indemnification of such Indemnitees. In addition, the Registrant has entered into indemnification agreements ("Indemnification Agreements") with the directors and certain officers of NMC, which describe with more specificity the indemnification obligations of the Registrant.

     The Registrant has purchased liability insurance to supplement the protection afforded to Indemnitees by their indemnity rights under the terms of such charter documents and the Indemnification Agreements, and to cover the Registrant's indemnity obligations. However, liability insurance is not necessarily

                                II-1.

available to cover the unlimited liability of the Indemnitees in certain circumstances. In addition, NMC's Articles of Incorporation provide that the liability of directors of NMC for monetary damages shall be eliminated to the fullest extent permissible under California law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.  EXHIBITS


EXHIBIT NUMBER      EXHIBIT
5                   Opinion of Brobeck, Phleger & Harrison. 23.1
             Consent of Independent Accountants - KPMG Peat
Marwick. 23.2                Consent of Brobeck, Phleger &
Harrison is contained in Exhibit 5. 24                  Power of
Attorney.  Reference is made to page II-3 of this Registration
Statement. 99                  The Newhall Land and Farming
Company Employee Unit Purchase Plan.



Item 9.  UNDERTAKINGS.

         A.     The undersigned Registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement; and
(2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question

                             II-2.

whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             II-3.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clarita, State of California, on this 18th day of May, 1994.

                         The Newhall Land and Farming Company
                         (A CALIFORNIA LIMITED PARTNERSHIP)
                            Registrant

                         By Newhall Management Limited
Partnership,                             Managing General Partner

                         By Newhall Management Corporation,
                       Managing General Partner


                         By /s/Thomas L. Lee
                            ____________________________________
                          Thomas L. Lee
                            Chairman and Chief Executive Officer


                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of The Newhall Land and Farming Company, a California Limited Partnership, do hereby constitute and appoint Thomas L. Lee, Chairman and Chief Executive Officer, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.


                                II-4.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                    TITLE
DATE


/s/ Thomas L. Lee
__________________________    Chairman and Chief Executive
May 18, 1994 Thomas L. Lee                 Officer of Newhall
Management                                      Corporation
(Principal Executive                                   Officer)
and Director


/s/ Robert D. Wilke
__________________________    Vice Chairman and Chief Financial
May 18, 1994 Robert D. Wilke               Officer of Newhall
Management                                      Corporation
(Principal Financial                                   Officer)


/s/ Donald L. Kimball
__________________________    Controller of Newhall Management
May 18, 1994 Donald L. Kimball             Corporation (Principal
Accounting                                  Officer)


/s/ James F. Dickason
__________________________    Director
May 18, 1994 James F. Dickason


/s/ George C. Dillon
__________________________    Director
May 18, 1994 George C. Dillon


/s/ Peter McBean
__________________________    Director
May 18, 1994 Peter McBean


/s/ Paul A. Miller
__________________________    Director
May 18, 1994 Paul A. Miller


/s/ Henry K. Newhall
__________________________    Director
May 18, 1994 Henry K. Newhall


                                                         II-4.


SIGNATURES                     TITLE
DATE



/s/ Jane Newhall
___________________________    Director
May 18, 1994 Jane Newhall


/s/ Peter T. Pope
__________________________     Director
May 18, 1994 Peter T. Pope


/s/ Carl E. Reichardt
__________________________     Director
May 18, 1994 Carl E. Reichardt


/s/ Thomas C. Sutton
__________________________     Director
May 18, 1994 Thomas C. Sutton


/s/ Lawrence R. Tollenaere
__________________________     Director
May 18, 1994 Lawrence R. Tollenaere



/s/ Edwin Newhall Woods
__________________________     Director
May 18, 1994 Edwin Newhall Woods


/s/ Ezra K. Zilkha
__________________________     Director
May 18, 1994 Ezra K. Zilkha


                                                         II-5.

                 SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.



                              EXHIBITS

                                 TO

                              FORM S-8

                               UNDER

                        SECURITIES ACT OF 1933


                THE NEWHALL LAND AND FARMING COMPANY


                          EXHIBIT INDEX

        Exhibit
        Number       Exhibit
        5            Opinion of Brobeck, Phleger & Harrison.
  23.1         Consent of Independent Accountants - KPMG Peat
Marwick.         23.2         Consent of Brobeck, Phleger &
Harrison is contained in Exhibit 5.         24           Power of
Attorney.  Reference is made to page II-3 of this Registration
Statement.         99           The Newhall Land and Farming
Company Employee Unit Purchase Plan.


                            Exhibit 5

                Opinion of Brobeck, Phleger & Harrison

                                                     May 19, 1994




The Newhall Land and Farming Company
23823 Valencia Boulevard
Valencia, California 91355

                 Re:      The Newhall Land and Farming Company
                      Registration Statement for Offering of
                    250,000 Depositary Units


Ladies and Gentlemen:

          In connection with your registration of 250,000 Depositary Units of The Newhall Land and Farming Company ("Company") on Form S-8 under the Securities Act of 1933, as amended, we advise you that, in our opinion, when such Depositary Units have been issued and sold pursuant to the provisions of the Company's Employee Unit Purchase Plan and in accordance with the Registration Statement, such Depositary Units will be duly-authorized, validly-issued, fully-paid and non-assessable with no personal liability attaching to the ownership thereof except as may otherwise be provided for in the California Revised Limited Partnership Act and Section 5.1 of the Company's Limited Partnership Agreement, Depositary Units.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  BROBECK, PHLEGER & HARRISON


                                  By /s/ George D. Tuttle
                                     George D. Tuttle

                        Exhibit 23.1

     Consent of Independent Accountants - KPMG Peat Marwick.

The Board of Directors of Newhall Management Corporation and
Partners of The Newhall Land and Farming Company:

We consent to the use of our reports incorporated herein by reference.

                                           KPMG Peat Marwick

Los Angeles, California
May 22, 1994

                            Exhibit 23.2

Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.

                             Exhibit 24

Power of Attorney. Reference is made to page II-4 of this Registration Statement.

                             Exhibit 99

The Newhall Land and Farming Company Employee Unit Purchase Plan.